Exhibit 21.1

3D Systems Corporation

List of Subsidiaries

The following table sets forth the name and state or other jurisdiction of incorporation of the Company’s subsidiaries. Except as otherwise indicated, each subsidiary is owned, directly or indirectly, by the Company.

Name	Jurisdiction of Incorporation
3D Canada Company	Canada
3D Holdings, LLC	Delaware
3D Latam LLC(a)	Delaware
3D Systems S.A.	Switzerland
3D Systems, Inc.	California
3D Systems Europe Ltd.	United Kingdom
3D Systems GmbH	Germany
3D Systems France SARL	France
3D Systems Italia S.r.l.	Italy
3D Capital Corporation	California
3D Systems Asia Pacific, Ltd.	California
3D European Holdings Ltd.	United Kingdom
3D Systems Asia-Pacific Pty Ltd	Australia
3D Systems Benelux	The Netherlands
3D Systems Consumer Solutions, LLC	California
3D Systems India, Inc.	Delaware
3D Systems Japan K.K.	Japan
3D Systems Korea, Inc.	Korea
AMT, Inc.(b)	Delaware
Bespoke Innovations, Inc.	California
Bits From Bytes, Ltd.	United Kingdom
botObjects Ltd	United Kingdom
Cimatron Ltd.	Israel
Korea Cimatron Technologies	Korea
Cimatron Japan Co. Ltd.	Japan
Cimatron (Beijing) Technologies Co. Ltd.	China
Cimatron (Guangzhou) Technologies Co. Ltd.	China
Cimatron Technologies India Pvt. Ltd.	India
Cimatron Technologies, Inc. (Canada)	Canada
Cimatron Technologies, Inc. (USA)	Michigan
Cimatron Gibbs LLC	California
Cimatron SARL	France
Cimatron UK Limited	United Kingdom
Cimatron GmbH	Germany
Microsystem srl	Italy
Co-Web	France
CRDM, Ltd.	United Kingdom
Figulo Corporation	Massachusetts
Freedom of Creation B.V.	The Netherlands
Gentle Giant Studios, Inc.	California
Geomagic (Shanghai) Software Co., Ltd.	Shanghai, China
Geomagic GmbH	Germany
Geomagic, Inc.	Delaware
LayerWise NV	Belgium

LayerWise Nederland BV	Netherlands
LayerWise, Inc.	Delaware
Medical Modeling Inc.	Colorado
MQast, LLC	California
My Robot Nation, Inc.	California
OptoForm LLC(c)	Delaware
Phenix Systems(d)	France
Product Development Group LLC(e)	Delaware
Provel, S.r.l.	Italy
Quickparts.com, Inc.	Delaware
Rapidform, Inc.	California
Robtec Brazil(a)	Brazil
Robtec Design(a)	Brazil
Robtec Imprima(a)	Brazil
Robtec Mexico(a)	Mexico
Robtec Uruguay(a)	Uruguay
Simbionix USA Corporation	Ohio
Simbionix Ltd.	Israel
Sint-Tech(b)	France
Three D Sycode India Private Limited	India
VIDAR Systems Corporation	Virginia
Village Plastics Co.	Ohio
VisPower Technology, Inc.	Delaware
Viztu Technologies, Inc.	Delaware
Z Corporation	Massachusetts

(a)	This company is owned directly or indirectly by Product Development Group LLC. See Note (e) below regarding our ownership interest in Product Development Group LLC.
(b)	This company is 100% owned by Phenix Systems. See Note (d) below regarding our ownership interest in Phenix Systems.
(c)	We directly or indirectly own 60% of the outstanding interests.
(d)	We directly or indirectly own approximately 95% of the outstanding interests.
(e)	We directly or indirectly own 70% of the outstanding interests.